UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2016

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 12, 2016, SunOpta Inc. (“SunOpta” or the “Company”) announced that Opta Minerals Inc. (“Opta Minerals”) had entered into a definitive acquisition agreement (the “Acquisition Agreement”) with Speyside Equity Fund I LP (“Speyside”), pursuant to which, among other things, Wedge Acquisition Inc., a subsidiary of Speyside (the “Acquiror”) will acquire (the “Acquisition”) all of the issued and outstanding common shares of Opta Minerals (the “Opta Shares”).

In connection with the Acquisition, SunOpta has entered into an irrevocable support and voting agreement (the “Support Agreement”) the Acquiror and Wedge Acquisition Holdings Inc., pursuant to which SunOpta has, among other things, irrevocably agreed to support and vote in favor of the Amalgamation (as defined below) at the special meeting of shareholders of Opta Minerals (the “Meeting”).

It is anticipated that the Acquisition will be completed by way of amalgamation of Opta Minerals and the Acquiror pursuant to Section 181 of the Canada Business Corporations Act (the “Amalgamation”). Pursuant to the Amalgamation, all of the issued and outstanding Opta Shares, other than those held by Stormvalley Investments B.V. (the “Rollover Shareholder”), will be converted, on a one-for-one basis, into redeemable shares (“Redeemable Shares”) of the amalgamated corporation (“Amalco”). The Redeemable Shares will then be immediately redeemed by Amalco in exchange for: (i) approximately C$0.52 per share payable in cash (the “Cash-only Consideration”); or (ii) at the election of the shareholder, approximately C$0.35 per share payable in cash plus an unsecured subordinated promissory note of Amalco (a “Note”) in the principal amount of approximately C$0.17 per share (the “Cash and Note Consideration”). Shareholders who fail to make an election will receive the Cash-only Consideration as the default option. Pursuant to the Support Agreement, SunOpta has agreed to elect to receive the Cash and Note Consideration. The aggregate cash consideration and principal amount of Notes payable to shareholders (excluding the Rollover Shareholder) pursuant to the Amalgamation will be approximately C$9.18 million. The Rollover Shareholder holds approximately 2.6% of the outstanding Opta Shares.

SunOpta currently expects to receive aggregate proceeds of approximately C$6.2 million, of which C$4.2 million is cash, with the remaining C$2 million in the form of a Note. As a result of the pending sale, SunOpta expects to recognize a non-cash impairment charge in the range of $15.0 million to $17.0 million in the fourth quarter of 2015, reflecting the write-down of the carrying value of Opta Minerals to its expected fair value, and including potential long-lived and intangible asset impairments that may be recognized by Opta Minerals.

The Notes will be unsecured direct obligations of Amalco, will not be guaranteed by any party and will be subordinate in right of payment to senior indebtedness of Amalco. The Notes will bear interest at a rate of 2% per annum, mature 30 months following the date of issuance and be subject to prepayment (in whole or in part), at any time, at the option of Amalco, and mandatory partial prepayments in certain circumstances.

The consideration payable per Redeemable Share pursuant to the Acquisition remains subject to adjustment pursuant to the terms of the Acquisition Agreement based on the amount of transaction expenses related to the Acquisition incurred by Opta Minerals. The final Cash-only Consideration and Cash and Note Consideration will be determined and publicly disclosed prior to the mailing of the management information circular in respect of the Meeting.

Under the terms of the Acquisition Agreement, Opta Minerals has agreed that it will not solicit or initiate any inquiries or discussions regarding any other business combination or acquisition proposal, subject to the ability of the Opta Minerals board of directors to change its recommendations in the event of an unsolicited superior proposal in accordance with its fiduciary duties.

The Acquisition is subject to customary closing conditions as specified in the Acquisition Agreement.

The Amalgamation will require approval of 66 2/3% of the votes cast by shareholders of Opta Minerals, voting in person or by proxy, at the Meeting and will also require “majority of the minority” approval under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). For the purposes of the “majority of the minority” approval requirement under MI 61-101, the votes cast by the Rollover Shareholder in respect of the Amalgamation will be excluded.

Pursuant to the Support Agreement, among other things, SunOpta has irrevocably agreed to: (i) support and vote in favor of the Amalgamation at the Meeting irrespective of whether Opta receives a superior proposal from a third party; (ii) provide certain customary representations and warranties to the Acquiror and its parent corporation with respect to SunOpta’s ownership of Opta Shares as well as, to the best of its knowledge, with respect to certain environmental, tax, health and safety and regulatory matters relating to Opta; and (iii) indemnify the Acquiror and its parent corporation in respect of any breach of such representations and warranties, its covenants under the Support Agreement and certain costs and expenses of the transaction.

The directors and officers of Opta Minerals, SunOpta and the Rollover Shareholder who are subject to support and voting agreements collectively hold approximately 69.2% of the outstanding Opta Shares and the votes of such persons in favor of the Amalgamation will be sufficient to satisfy all shareholder approval requirements required for the Amalgamation under the Canada Business Corporations Act and MI 61-101.

Subject to receipt of all necessary shareholder approvals and other customary conditions, closing of the transaction is anticipated to occur in early April 2016.

This summary description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.06	MATERIAL IMPAIRMENTS

The description of the Acquisition in Item 1.01 above is incorporated herein by reference. As a result of the execution of the Acquisition Agreement and the Support Agreement, on February 12, 2016, SunOpta concluded that a material charge for impairment is required with respect to the carrying value of its investment in Opta Minerals, as described below.

In connection with the Acquisition, SunOpta currently expects to receive aggregate proceeds of approximately C$6.2 million, of which C$4.2 million is cash, with the remaining C$2 million in the form of a Note. As a result of the pending sale, SunOpta expects to recognize a non-cash impairment charge in the range of $15.0 million to $17.0 million in the fourth quarter of 2015, reflecting the write-down of the carrying value of Opta Minerals to its expected fair value, and including potential long-lived and intangible asset impairments that may be recognized by Opta Minerals. SunOpta does not expect any portion of the impairment charge to result in future cash expenditures.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the Exhibit Index is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this report may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements include, but are not limited to, the anticipated proceeds of the transaction to SunOpta, the anticipated closing date of the transaction and the amount of the expected write-down of the carrying value of SunOpta’s investment in Opta Minerals. Terms and phrases such as “expects”, “anticipates”, “become”, “will” and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this report and are based on estimates and assumptions made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments as well as other factors SunOpta believes are appropriate in the circumstances. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including the inability to obtain or delays in obtaining required regulatory and third party consents and approvals; the inability or failure of the Acquiror to satisfy the cash component of the purchase price payable on closing or the amount owing under the Notes upon maturity; the failure or inability to implement its growth and strategic priorities, whether in a timely manner or at all; local and global political and economic conditions; conditions in the securities market generally; and changes in the level of capital investment, as well as other risks described from time to time under “Risk Factors” in SunOpta’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	February 17, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Support Agreement dated February 12, 2016, among SunOpta Inc., Wedge Acquisition Inc. and Wedge Acquisition Holdings Inc.